Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

Pledge and Security Agreement (“Agreement”) made and entered into as of the 25th day of October, 2019 by and between BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the “Pledgor”) and MIDCAP BUSINESS CREDIT LLC (the “Secured Party”), having an address at 433 South Main Street, West Hartford, Connecticut 06110.

W I T N E S S E T H:

WHEREAS, Pledgor is a member of R.L. DRAKE HOLDINGS, LLC, a Delaware limited liability company, and BLONDER TONGUE FAR EAST, LLC, a Delaware limited liability company (each an “Issuer”);

WHEREAS, the Pledgor, each Issuer and the Secured Party are parties to that certain Loan and Security Agreement (All Assets) dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Secured Party agreed, subject to the terms and conditions set forth therein, to make those certain loans and other financial accommodations (the “Credit Facility”), including without limitation a $5,000,000 revolving line of credit to the Pledgor; and

WHEREAS, the obligation of the Secured Party to make the Credit Facility to the Pledgor is subject to the conditions, among others, that the Pledgor shall execute and deliver this Agreement and grant the pledge and security interest hereinafter described.

NOW, THEREFORE, in consideration of the willingness of the Secured Party to enter into the Loan Agreement and, subject to the terms and conditions set forth therein, to make the Credit Facility to the Pledgor pursuant thereto, which benefits and furthers the conduct, promotion and attainment of the business of the Pledgor and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. Defined Terms. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement.

2. Security Interest. The Pledgor hereby pledges, assigns and grants to Secured Party a security interest in all of its right, title and interest (together with the appropriate powers duly endorsed in blank), in the membership interests of the Issuer set forth on Schedule I attached hereto, and related rights in the Issuer, including the Pledgor’s right to receive dividends or distributions by the Issuer (whether in cash or in property and whether during the continuation of or on account of liquidation of the Issuer) and all other of the Pledgor’s rights such equity interests and related rights and any and all income or proceeds therefrom (all such interests and rights being referred to herein as the “Pledged Collateral”), and the Pledgor hereby grants to the Secured Party a security interest in all of the Pledged Collateral as security for the due and punctual payment and performance of the Secured Obligations described in Section 3 hereof.

3. Secured Obligations. The security interest hereby granted shall secure the due and punctual payment and performance of the Obligations under the Loan Agreement (herein called the “Secured Obligations”).

4. Special Warranties and Covenants of the Pledgor. The Pledgor hereby warrants and covenants to the Secured Party with respect to the Pledged Collateral that:

(a) The Pledgor has duly and validly pledged and granted a security interest in the Pledged Collateral to the Secured Party in accordance with law, assuming the Secured Party has taken all steps necessary to perfect its security interests under the Loan Documents, the Secured Party has a perfected security interest in such Pledged Collateral (which perfected security interest is a first priority security interest and not subject to any prior security interest with respect to all Pledged Collateral), and the Pledgor warrants and will defend the Secured Party’s right, title and security interest in and to the Pledged Collateral against the claims and demands of all Persons whomsoever, except as permitted by the Loan Agreement.

(b) The Pledgor has good title to the Pledged Collateral, free and clear of all Liens.

(c) All of the Pledged Collateral has been duly and validly issued and is fully paid and nonassessable.

(d) The Pledged Collateral constitutes all of Pledgor’s entire right, title and interest (economic and non-economic) in the amount and percentage of the presently issued ownership interest of the Issuer, as set forth on Schedule I.

(e) If any additional interests of any class of the Issuer or other equity securities of the Issuer are acquired by the Pledgor after the date hereof, all of the Pledgor’s right, title and interest in the same shall constitute Pledged Collateral and shall be deposited with and pledged to the Secured Party as provided in Section 2 hereof contemporaneously with such acquisition. Notwithstanding anything to the contrary, in the event the Issuer issues additional equity securities to the Pledgor, or in the event the Issuer’s equity securities are subject to a split or other similar changes affecting its capital structure, the Pledgor agrees that the percentage of membership interests on Schedule I shall automatically update to reflect the corresponding percentage of membership interests which constitute all of the Pledgor’s interest in the equity securities of the Issuer, with no further action necessary from any party hereto.

(f) The Pledgor will not sell, convey or otherwise dispose of any of the Pledged Collateral, nor will the Pledgor create, incur or permit to exist any Lien with respect to any of the Pledged Collateral or the proceeds thereof, other Liens with respect to the Pledged Collateral created hereby or Liens which are otherwise permitted under the Loan Documents and except as permitted by the Loan Agreement.

Notwithstanding the foregoing, except as expressly stated in the Loan Agreement or this Agreement, Pledgor makes no representation or warranty to Secured Party or any transferee of the Pledged Collateral, regarding the merits or risks of holding a security interest in the Pledged Collateral.

5. Dividends, Distributions and Voting, etc.

(a) Dividend Rights: So long as no Event of Default shall have occurred and be continuing and subject to Section 4 hereof, to the extent and if permitted under the Loan Agreement, and until Secured Party elects otherwise following such occurrence and during the continuance of an Event of Default, the Pledgor may receive and retain any and all dividends and other distributions (other than dividends and other distributions constituting Pledged Collateral which are addressed hereinabove) or interest paid in respect of the Pledged Collateral. In the event that an Event of Default exists and is continuing, any such dividends and other distributions received by the Pledgor shall be held in trust for the benefit of the Secured Party and promptly paid over to the Secured Party for application to the Secured Obligations in accordance with the Loan Agreement. Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall be entitled to elect to receive, and receive, from the Pledgor and retain as collateral security for the Secured Obligations and apply to the repayment of the Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion and for equivalent rights, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine, all without liability except to account for property actually received, but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. If an Event of Default exists upon the dissolution, winding up, liquidation or reorganization of the Pledgor or Issuer whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Pledgor or Issuer or otherwise, and any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Secured Party as collateral security for the Secured Obligations.

(b) Voting Rights: So long as no Event of Default shall have occurred and be continuing and until Secured Party notifies Pledgor of the election referred to in the following sentence, the Pledgor shall be entitled to vote the Pledged Collateral and to give consents, waivers and ratifications in respect of the Pledged Collateral; provided, however, that no vote shall be cast or consent, waiver or ratifications be given by the Pledgor if the effect thereof would be to impair any of the Pledged Collateral in any material manner, or the Secured Party’s security interest therein, or be inconsistent with or result in any violation of any of the provisions in the Loan Agreement or the notes and other documents executed or delivered in connection therewith. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Pledged Collateral shall, at the Secured Party’s option, as evidenced by the Secured Party’s notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing. So long as no such notice shall have been given, and subject to the terms and conditions of the Loan Documents (including the provisions above), the Pledgor shall be entitled to exercise, as the Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Loan Agreement, the voting power and all other rights with respect to the Pledged Collateral.

6. Events of Default. The occurrence of any Event of Default as defined in the Loan Agreement shall constitute a default hereunder.

7. Rights and Remedies of Secured Party. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, the Secured Party shall have the following rights and remedies:

(a) All rights and remedies provided by applicable law, including, without limitation, those provided by the Uniform Commercial Code;

(b) All rights and remedies provided in this Agreement; and

(c) All rights and remedies provided in the Loan Agreement or in the other Loan Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

8. Right to Transfer into Name of Secured Party. Upon the occurrence and during the continuation of an Event of Default, but subject to the provisions of Section 10 hereof and of the Uniform Commercial Code or other applicable law, including applicable securities laws, the Secured Party may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees.

9. Additional Rights of Secured Party. The Pledgor hereby agrees to execute and deliver to the Secured Party such additional powers, authorizations, proxies and other such documents as the Secured Party may reasonably request to accomplish the purposes of Sections 10 and 11 hereof.

10. Right of Secured Party to Dispose of Collateral, etc.

(a) During the continuance of an Event of Default, such Event of Default not having previously been waived, remedied or cured, the Secured Party shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral at any exchange or broker’s board or at public or private sale. The Secured Party will give the Pledgor at least ten (10) days’ prior written notice in accordance with Section 20 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition of any of the Pledged Collateral is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor. Such sale or other disposition may be by public or private proceedings and may be made by way of one or more contracts, as a unit or in portions, at such time and place, by such method, in such manner, and on such terms as the Secured Party may reasonably determine. At any bona fide public sale the Secured Party shall be free to purchase all or any part of the Pledged Collateral (or any rights comprising the Pledged Collateral) or other collateral. The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or any part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or under applicable Blue Sky or other applicable federal or state securities laws as now or hereafter in effect (“Securities Laws”) or otherwise, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire all or any part of such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral was sold at public sales without such restrictions, and that the Secured Party has no obligation to delay sale of all or any part of such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Laws. The Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

(b) The proceeds of any sale or other disposition of all or any part of the Pledged Collateral, together with any cash held as collateral hereunder, shall be applied by the Secured Party in accordance with the Loan Agreement.

(c) The receipt of the Secured Party for the purchase money paid at any sale shall be a sufficient discharge therefor to any purchaser of the Pledged Collateral or other collateral sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof, or in any manner be answerable for any loss, misapplication or non-application of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

11. Collection of Amounts Payable on Account of Pledged Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been waived, remedied or cured, the Secured Party may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral and, subject to the terms hereof, shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

12. Loan Agreement. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Loan Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Secured Party. In the event that any provision of this Agreement is in conflict with the terms of the Loan Agreement, the Loan Agreement shall control.

13. Care of Pledged Collateral in Secured Party’s Possession. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral and the proceeds thereof while held hereunder, the Secured Party shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgor.

14. Proceeds of Collateral. The proceeds of any sale or sales of the Pledged Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied in accordance with the Loan Agreement. In the event the proceeds of any sale, lease or other disposition of the Pledged Collateral and any other Collateral under the Loan Documents hereunder are insufficient to pay all of the Secured Obligations in full, the Pledgor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Loan Agreement, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys’ fees, expenses and disbursements.

15. Waivers, etc. The Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Party’s rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Pledgor or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of Persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. The Pledgor further waives any right it may have under the laws of the State of New York, under the laws of any state in which any of the Pledged Collateral may be located or which may govern the Pledged Collateral, or under the laws of the United States of America, to notice (other than any requirement of notice provided herein or in any other Loan Documents) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Secured Party and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Pledgor’s waivers under this Section have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

16. Termination; Assignments, etc. This Agreement and the security interest in the Pledged Collateral created hereby shall automatically terminate without any further act by any other Person: (i) when all the Secured Obligations (other than those expressly stated to survive such termination) have been paid in full and have been terminated or the Pledgor shall have no further obligations with respect to said Secured Obligations (other than those expressly stated to survive such termination), or (ii) upon such earlier time as set forth in the Loan Agreement. No waiver by the Secured Party or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by any Secured Party of all or any of the Secured Obligations held by it, any Secured Party may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of a Secured Party hereunder. If and to the extent that any Secured Party retains any portion of the Secured Obligations or interest in any Pledged Collateral or other collateral, such Secured Party will continue to have the rights and powers set forth herein with respect thereto.

Upon termination of this Agreement as provided under paragraph 16 above, the Secured Party shall redeliver the Pledged Collateral to the Pledgor and execute and deliver to the Pledgor such other documents as may be necessary to evidence the termination of the Secured Party’s liens hereunder.

17. Reinstatement. Notwithstanding the provisions of Section 16, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or Issuer, or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Issuer or the Pledgor, or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

18. Governmental Approvals, etc. Upon the exercise by the Secured Party of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Secured Party may be required to obtain for such governmental consent, approval, qualification or authorization, provided nothing in this Agreement or the Loan Agreement shall require any registration or qualification for public sale or otherwise under the Securities Laws or the perfection of any exemption from such registration.

19. Restrictions on Transfer, etc. To the extent that any restrictions imposed by the organizational documents of the Issuer or Pledgor would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Secured Party of any right granted hereunder, including, without limitation, the right of the Secured Party to dispose of the Pledged Collateral as set forth in paragraph 10 hereof, Pledgor hereby waives such restrictions and the Pledgor hereby agrees that it will take any further action which the Secured Party may reasonably request in order that the Secured Party may obtain and enjoy the full rights and benefits granted to the Secured Party by this Agreement free of any such restrictions.

20. Notices. Except as otherwise provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telephonic facsimile (fax), as follows:

(a)	if to the Pledgor or Issuer:

c/o Blonder Tongue Laboratories, Inc.

1 Jake Brown Road

Old Bridge, NJ 08857

Attn: Eric Skolnik, CEO

(b)	if to the Secured Party, to:

MidCap Business Credit LLC

433 South Main St.

West Hartford, CT 06110

Attn: Steven A. Samson

Fax No.: 800-217-0500

With a copy to:

Burns & Levinson LLP

125 Summer Street

Boston, Massachusetts 02110

Attention: Chad J. Porter, Esq.

Fax No. (617) 345-3299

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

21. Miscellaneous.

(a) All rights of the Secured Party hereunder shall inure to the benefit of their successors and assigns, and this Agreement shall bind the Pledgor’s successors and assigns. The term “Secured Party” shall be deemed to include any other holder or holders of the Secured Obligations.

(b) This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(c) If any provision hereof shall be invalid or unenforceable in any respect or in any jurisdiction, the remaining provisions hereof shall remain in full force and effect and shall be enforceable to the maximum extent permitted by law.

(d) No consent, approval or waiver hereunder shall be binding unless in writing.

(e) The pronouns used in this Agreement shall be construed as neuter, masculine or feminine, and as singular or plural, as the occasion may require.

22. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed exclusively by the laws of the State of New York (without regard to rules or principles relating to conflicts of laws). The Pledgor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of Connecticut and consents to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Pledgor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section 20 hereof or as otherwise provided under the laws of the State of Connecticut. Nothing in this Agreement shall affect any right the Secured Party may otherwise have to bring an action or proceeding relating to this Agreement against the Pledgor or its properties in the courts of any jurisdiction. THE SECURED PARTY AND EACH PLEDGOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PLEDGOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Pledge and Security Agreement as a sealed instrument as of the date first above written.

PLEDGOR:

BLONDER TONGUE LABORATORIES, INC.

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

[Pledge Agreement – Signature Page]

SECURED PARTY:

MIDCAP BUSINESS CREDIT LLC

By:
Name:	Steven A. Samson
Title:	President

[Pledge Agreement – Signature Page]

SCHEDULE I

(to Pledge Agreement)

PLEDGED COLLATERAL

Issuer	Description	Percentage of Membership Interests Outstanding	Certificate No.(s)
BLONDER TONGUE FAR EAST, LLC	Membership Interests	100%	N/A
R.L. DRAKE HOLDINGS, LLC	Membership Interests	100%	N/A